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                                                                    EXHIBIT 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 10, 1997 (and to all references to our Firm) included in or made a part of this registration statement.



                                                   /s/ARTHUR ANDERSEN LLP



Dallas, Texas
  October 21, 1997